EXHIBIT 4-bb


                          [FORM OF FACE OF SECURITY]


                        Senior S&P Indexed (Bear) Note


CUSIP NO.

REGISTERED                                             REGISTERED
No. _________                                          $ _________



               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

      IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID")RULES.




                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                   SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                           (S&P Indexed (Bear) Note)




TITLE: EQUITY LINKED NOTE DUE ___________                    PRINCIPAL AMOUNT: $
TRADE DATE:                                                  ISSUE PRICE: 100%
ORIGINAL ISSUE DATE:                                         INITIAL VALUE:
SETTLEMENT DATE:                                             LEVERAGE FACTOR:
MATURITY DATE:                                               REPAYMENT AMOUNT REPAYABLE AT
                                                              MATURITY: Principal Amount plus interest equal
                                                              to the greater of (i) zero and (ii)

                                                              Principal x Leverage x (Initial Value - Final Value)
                                                              Amount        Factor   ----------------------------
                                                                                             Initial Value

                                                              where Final Value is the closing value of the S&P
                                                              500 Index (such value as calculated by Standard &
                                                              Poor's and published in the Wall Street Journal) at
                                                              the market close on the Determination Date.
DETERMINATION DATE:                     or the next           CALCULATION AGENT: [Morgan Stanley & Co.
 preceding Business Day if such date is not a                 Incorporated]
 Business Day.
TOTAL AMOUNT OF OID: $                                        DEPOSITORY: The Depository Trust Company or its
                                                              successors
ORIGINAL YIELD TO MATURITY:          %
INITIAL ACCRUAL PERIOD OID:
REGISTRATION STATEMENT NUMBER:
PRICING SUPPLEMENT NUMBER:
OTHER PROVISIONS:


               Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., a nominee of The Depository Trust Company, or registered assigns, the Repayment Amount as determined by the Calculation Agent in U.S. Dollars, as set forth above and as defined on the reverse hereof, on the Maturity Date specified above.

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                     MORGAN STANLEY, DEAN WITTER,
                                            DISCOVER & CO.




                                           By:_____________________________
                                              Name:
                                              Title:



TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Notes referred
      to in the within-mentioned
      Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee



By:_____________________________
   Authorized Officer





                              REVERSE OF SECURITY

               1. General. This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991, and a Second Supplemental Senior Indenture dated as of April 15, 1996 between Morgan Stanley Group Inc. (as predecessor of the Issuer) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) as further supplemented by a Third Supplemental Senior Indenture dated as of June 1, 1997 between the Issuer and the Trustee (as so supplemented, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

               Payment of the principal of this Note and the interest due, if any, at the Maturity Date will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined below, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine.

               The Issuer has appointed The Chase Manhattan Bank (formerly known as Chemical Bank) at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.

               The Issuer has appointed Morgan Stanley & Co. Incorporated as the Calculation Agent (the "Calculation Agent," which term includes any additional or successor Calculation Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               2. Repayment Amount. The Holder of this Note will be entitled to receive an amount (the "Repayment Amount") at the Maturity Date equal to the Principal Amount plus interest, if any (the "Interest Payment), calculated in accordance with the following sentence. The Interest Payment will be equal to the greater of (i) zero and (ii)

      Principal Leverage Factor  (Initial Value Final Value)
               X               X ___________________________
        Amount     (if any)              Initial Value

where Initial Value and Leverage Factor are specified on the face hereof and Final Value is the closing value of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") (such value as calculated by Standard & Poor's ("S&P") and published in the Wall Street Journal) at the market close on the Determination Date specified on the face hereof. If the Final Value is equal to or greater than the Initial Value, a Holder of this Note will be repaid 100% of the Principal Amount of this Note, but the Holder will not receive any Interest Payment.

               "Business Day," for purposes of this Note, is a day on which the New York Stock Exchange, Inc. (the "New York Stock Exchange") is open for trading.

               If any payment under this Note is to be made on a day on which commercial banks in The City of New York are authorized or required by law or regulation to close, the obligation to make such payment will be satisfied if it is made on the next succeeding day on which commercial banks in The City of New York are not authorized or required by law or regulation to close, and no interest will accrue as a result of such delayed payment.

               If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index (such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Issuer, the Interest Payment shall be determined by reference to the value of such Successor Index at the close of trading on the New York Stock Exchange, the American Stock Exchange, Inc. (the "Amex") or the relevant exchange or market for the Successor Index on the Determination Date.

               Notwithstanding the foregoing, if the Calculation Agent determines That a Market Disruption Event) as hereinafter defined) with respect to the S&P 500 Index (or a Successor Index) has occurred and is continuing on the Determination Date, then the Final Value shall be the value of the S&P 500 Index (or the Successor Index) at the close of trading on the New York Stock Exchange and Amex (or on the relevant exchange or market for any Successor Index) on the next preceding Business Day on which there was no Market Disruption Event.

               "Market Disruption Event" in respect of the S&P 500 Index (or Successor Index) means either of the following events:

               (i) the suspension or material limitation of trading in 100 or more of the securities included in the S&P 500 Index (or Successor Index), or
              (ii) the imposition of material adverse limitations on the prices of 100 or more of the securities included in the S&P 500 Index (or Successor Index),

               in either case, on the exchange on which or in the market in which such securities are primarily traded, provided, that a limitation on the hours in a trading day and/or number or days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market.

               All determinations made by the Calculation Agent and the Issuer shall be at the sole discretion of the respective parties and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuer, beneficial owners and Holders of this Note.

               If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on the Determination Date, the amount of the Interest Payment, if any, due on the Maturity Date will be computed by the Calculation Agent which will determine a Final Value by reference to the following formula:

               (1) determining the component stocks of the S&P 500 Index or any Successor Index (the "Component Stocks") as of the last date on which either of such indices was calculated by S&P or another entity and quoted on any quotation system (each such Component Stock a "Last Component Stock");

               (2) for each Last Component Stock, calculating as of the relevant Business Day, the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such Stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the Amex or any other nationally recognized stock exchange, or if no such quotation is available, then the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") (together with the NASDAQ, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

               (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

               (4) determining the Base Value (as defined in the Company's Pricing Supplement referred to on the face hereof to the Registration Statement referred to on the face hereof (the "Pricing Supplement") under "Standard & Poor's 500 Composite Stock Price Index -- Computation of the S&P 500 Index") as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, as adjusted thereafter as described below;

               (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid); and

               (6) multiplying the resulting quotient (expressed in decimals) by ten.

               If any Last Component Stock is no longer publicly traded on any nationally recognized stock exchange, major regional stock exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any exchange, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock.

               If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. However, in each case, the Base Value will be adjusted in accordance with the formula set forth in the Pricing Supplement in the last paragraph under "Standard & Poor's 500 Composite Stock Price Index -- Computation of the S&P 500 Index." As a result of this adjustment, the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

               If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that, immediately after the time the particular Last Component Stock commences trading ex-dividend, the time the stock split becomes effective or the time new shares of such Last Component Stock commence trading, the Base Value equals (a) the Base Value immediately prior to such event, multiplied by
(b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value may not be adjusted by the Calculation Agent in all cases in which S&P, in its discretion, would have adjusted the Base Value.

               If at any time the method of calculating the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York City on each date the closing value with respect to the Final Value is to be calculated, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the Interest Payment with reference to the S&P 500 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a Successor Index is modified so that the value of such Index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a value of the S&P 500 Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

               Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent shall cause written notice thereof to be furnished to the registered Holder of this Note within three Business Days of such selection. If S&P discontinues publication of the S&P 500 Index prior to the Determination Date and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the Determination Date and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Interest Payment as if such day were the Determination Date. The Calculation Agent shall cause notice of each such value to be provided to the registered Holder of this Note on each succeeding Business Day until and including the Determination Date (unless a Successor Index is prior thereto determined to be available). Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of this Note.

                  3. Acceleration upon Event of Default. In case an Event of Default with respect to this Note shall have occurred and be continuing, the amount declared due and payable upon any acceleration of this Note will be determined by the Calculation Agent and will be equal to the sum of (i) the "issue price" of the "noncontingent debt instrument" plus "original issue discount" accrued to the date of acceleration and (ii) the "exercise price" of the "property right" determined as though the Determination Date were the date of acceleration. For these purposes, "issue price," "noncontingent debt instrument," "original issue discount," "exercise price" and "property right" have the meanings and values assigned to them under "Certain Federal Income Tax Considerations" in the Pricing Supplement and apply to any and all Holders of the Note including Holders who are not United States Holders as defined in the Pricing Supplement.

                  4. Other Provisions. Unless otherwise provided on the face hereof, this Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the Holder or the Issuer prior to the Maturity Date.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered Holder hereof in person or by the Holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered Holder in person or by the Holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any matter the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the written consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and
(ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, of this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal or the interest, if any, on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.




                                 ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:




      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common





      UNIF GIFT MIN ACT - ________________________ Custodian _______________
                                  (Cust)                         (Minor)

      Under Uniform Gifts to Minors Act ____________________________________
                                                      (State)

               Additional abbreviations may also be used though not in the above list.

                               ___________________



               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE]


___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:___________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.